                                                                   Exhibit 99.02

               DEL GLOBAL TECHNOLOGIES ANNOUNCES FINAL SETTLEMENT
                   OF THE PREVIOUSLY ANNOUNCED RFI CORPORATION
                 INVESTIGATION AND PROVIDES UPDATE ON PREVIOUSLY
                        ANNOUNCED STRATEGIC ALTERNATIVES

     VALHALLA,  N.Y. - Oct. 4, 2004 - DEL GLOBAL TECHNOLOGIES CORP. (DGTC) ("Del
Global")  today  announced  that  it  entered  into a  settlement  agreement  on
September 30, 2004 with the U.S.  Government  regarding  settlement of the civil and criminal  aspects of the  previously  announced  U.S.  Department of Defense investigation of Del Global's  subsidiary,  RFI Corporation.  In connection with this settlement, Del Global paid fines and restitution to the U.S. Government of
$5.0  million  and RFI will enter this week a criminal  guilty  plea to a single count conspiracy charge pursuant to the settlement agreement.  The settlement is subject to court approval. There can be no assurance that the court will approve the settlement.  In addition,  Del Global has engaged in  negotiations  with the
Defense  Logistics  Agency,  its  primary  government  customer,  regarding  Del
Global's present responsibility and its ability to continue to contract with the
U.S. Government. Del Global is hopeful that an administrative resolution of this issue can be achieved  that would allow Del Global to  continue  doing  business with the  Government.  No assurance can be given that Del Global and the Defense
Logistics Agency will be able to resolve the issue in this manner.  In addition,
Del Global and the U.S. Government must execute a written compliance  agreement.
No assurance  can be given that the Company and the U.S.  Government  will enter into any such agreement.

     Walter F. Schneider,  President and CEO of Del Global,  commented,  "We are delighted to bring this matter to a close and, in doing so, remove another layer of investor uncertainty."

     In addition,  Del Global today  reported on the progress of the  previously announced strategic  alternatives review. Del Global today announced that it has sold its High  Voltage  Power  business to  Spellman  High  Voltage  Electronics
Corporation  for a  purchase  price  of  approximately  $3.1  million,  plus the assumption of approximately $0.8 million of liabilities. This sale was completed on  October  1,  2004.  Del  Global  also  announced  today that it has signed a non-binding letter of intent with a financial buyer for the sale of Del Global's
RFI Corporation  subsidiary and has signed a non-binding letter of intent with a financial buyer for the sale of Del Global's  Medical Systems Group.  Del Global intends to call a special  meeting of  stockholders  to seek approval  under New
York law for the sale of the  Medical  Systems  Group in the event a  definitive agreement  is entered into for such sale.  There can be no assurance  that these non-binding letters of intent will result in the consummation of the sale of RFI or the  Medical  Systems  Group  or  that  the  strategic  alternatives  process initiated by Del Global will lead to any other transactions.

     Del Global may seek stockholder approval of a plan of liquidation, however, the  Board  of  Directors  of Del  Global  has  not  yet  approved  any  plan of liquidation.  Any proceeds that may be received by stockholders of Del Global as a result of any plan of  liquidation  may be  greater  or less than the  current market price of the common stock of Del Global.

     Del  Global   Technologies  Corp.  is  primarily  engaged  in  the  design, manufacture  and  marketing of  cost-effective  medical  imaging and  diagnostic
systems    consisting    of    stationary    and   portable    x-ray    systems,
radiographic/fluoroscopic   systems,  dental  imaging  systems  and  proprietary
high-voltage  power  conversion   subsystems  for  medical  and  other  critical
industrial  applications.  Through its RFI subsidiary,  Del Global  manufactures electronic filters, high voltage capacitors, pulse modulators,  transformers and reactors,  and a variety of other  products  designed for  industrial,  medical, military and other commercial applications.

     Statements  about  future  results  made in  this  release  may  constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these  statements are not  guarantees of future  performance.  These  statements involve a number of risks  and  uncertainties  that are  difficult  to  predict, including,  but not  limited  to, the  ability of Del  Global to  implement  its business  plan;  retention of  management;  changing  industry  and  competitive conditions;  obtaining  anticipated operating  efficiencies;  securing necessary capital  facilities;  favorable  determinations  in various legal and regulatory matters; the ability of Del Global to avoid a debarment from doing business with the U.S.  Government;  completing the sale of RFI and the Medical Systems Group;
and  favorable  general  economic   conditions.   Actual  results  could  differ
materially  from those expressed or implied in the  forward-looking  statements.
Important  assumptions  and other  important  factors  that could  cause  actual results to differ  materially from those in the  forward-looking  statements are specified in the Company's filings with the Securities and Exchange Commission.

CONTACT:
Del Global Technologies Corp.                                INVESTOR RELATIONS:
Walter F. Schneider, President                             The Equity Group Inc.
       & Chief Executive Officer                   Devin Sullivan (212) 836-9608

Mark Koch, Principal Accounting Officer                Adam Prior (212) 836-9606
(914) 686-3600